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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC AUDITORS


To American Ecology Corporation:

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


/s/ BALUKOFF, LINDSTROM & CO., P.A.

Balukoff, Lindstrom & Co., P.A.
Boise, Idaho
December 17, 1999